EXHIBIT 10 (d)(4)

2004 Equity Compensation Plan for Non-Employee Directors

Election to Defer Director Fees in the Form of DSUs

THIS FORM IS ONLY REQUIRED TO BE COMPLETED IF YOU ARE ELECTING TO DEFER, IN THE FORM OF DEFERRED STOCK UNITS, FEES OTHERWISE PAYABLE IN CASH

Personal Information (Please print)

Director Name

Your Deferral Election

Indicate below the percentage of fees for service on the Board of Directors and any Committee thereof which would otherwise be payable to you in cash that you elect to defer in the form of Deferred Stock Units (“DSUs”) that will be paid in shares of Common Stock one year after termination of your Board service:

                %

Note: Please make sure that the percentage of cash fees being deferred in the form of DSUs when added to the percentage of cash you are electing to defer under the Deferred Compensation Plan for Directors does not equal an amount greater than 100% of your cash fees.

You understand that the number of DSUs to be issued pursuant to this election will be determined by the Fair Market Value of the Common Stock of Xerox Corporation as defined in the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (“Plan”) on the date the fees deferred would otherwise have been payable in cash.

The portion of your fees not subject to this deferral election will be available to you in cash.

In the event of your death prior to the deferral date, receipt of shares shall be delivered to your personal representatives, heirs or legatees per the terms of you award.

Your Authorization (Sign below to authorize your election)

In accordance with the provisions of the Plan and the form of Agreement thereunder in effect on the date of the deferral, I hereby authorize the deferral election indicated above until I deliver a new Election Form or notice of discontinuance of election to the Secretary of the Company.

Director Signature:	Date

Please send completed original to:	Office of Corporate Secretary
Xerox Corporation
P.O. Box 1600
Stamford, CT 06904